EXHIBIT 10.19






                            MEMBER CONTROL AGREEMENT

                                       OF

                         LAKERIDGE COMMUNITY CENTER, LLC


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1 FORMATION OF LIMITED LIABILITY COMPANY...............................1

SECTION 2 NAME.................................................................1

SECTION 3 DEFINITIONS..........................................................1

SECTION 4 PURPOSE..............................................................4

SECTION 5 CAPITAL CONTRIBUTIONS AND LOANS......................................5
   5.1  Initial Capital Contributions; Percentage Interests....................5
   5.2  Capital Accounts.......................................................5
   5.3  No Right to Return of Contributions....................................6
   5.4  No Interest on Capital.................................................6
   5.5  Loans Generally........................................................6
   5.6  Default by Member......................................................6
   5.7  Additional Capital.....................................................7
   5.8  Transferee Succeeds to Transferor's Capital Account....................7

SECTION 6 MEMBERS..............................................................7
   6.1  Terms of Membership Interests..........................................7
   6.2  Voting.................................................................7
   6.3  Additional Members.....................................................7
   6.4  Other Business Ventures................................................7
   6.5  Limitation on Authority................................................8
   6.6  Arbitration of Disputes................................................8
   6.7  Services to be Provided by AR..........................................8
   6.8  Services to be Provided by TIC.........................................9

SECTION 7 BOARD OF GOVERNORS..................................................10
   7.1  Authority.............................................................10
   7.2  Appointment...........................................................10
   7.3  Compensation..........................................................10
   7.4  Limitations on Authority..............................................10
   7.5  Conflicts of Interest.................................................11
   7.6  Other Activities......................................................11
   7.7  Indemnification of Governors..........................................11
   7.8  Liability Under Other Agreements......................................11
   7.9  Deadlocks.............................................................12

SECTION 8 MANAGERS............................................................12
   8.3  Rights and Obligations................................................12


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SECTION 9 ALLOCATIONS.........................................................13
   9.1  Allocation of Income and Gains........................................13
   9.2  Allocation of Losses..................................................13
   9.3  Proration of Allocations..............................................13
   9.4  Special Allocations...................................................13
   9.5  Tax Allocations.......................................................14
   9.6  Special Fee Allocation................................................15
   9.7  Consent to Allocation.................................................15

SECTION 10 DISTRIBUTIONS......................................................15
   10.1  Distributions of Net Cash From Operations............................15
   10.2  Other Cash Distributions.............................................15
   10.3  Special Land Distributions and Right of First Refusal................16
   10.4  Mandatory Lot Purchases..............................................17
   10.5  No Distribution by Reason of Withdrawal..............................18

SECTION 11 TAX AND ACCOUNTING MATTERS.........................................18
   11.1  Tax Characterization and Returns.....................................18
   11.2  Books of Account.....................................................18
   11.3  Accounting Practices.................................................18
   11.4  Bank Accounts........................................................18
   11.5  Report to Members....................................................19
   11.6  Tax Matters Partner..................................................19

SECTION 12 TRANSFER OF MEMBERSHIP INTERESTS...................................19
   12.1  Generally............................................................19
   12.2  Transfer of Governance Rights........................................20
   12.3  Transfer of Financial Rights.........................................20
   12.4  No Security Interests................................................20
   12.5  Documents and Expenses...............................................20
   12.6  Restriction on Transfer..............................................21

SECTION 13 DISSOLUTION AND LIQUIDATION........................................21
   13.1  Dissolution..........................................................21
   13.2  Interest of Terminated Member........................................22
   13.3  Distributions on Liquidation.........................................22

SECTION 14 AMENDMENT OF AGREEMENT.............................................23

SECTION 15  MISCELLANEOUS.....................................................23
   15.1  Governing Law........................................................23
   15.2  Entire Agreement.....................................................23
   15.3  Binding Effect.......................................................23
   15.4  Severability.........................................................23
   15.5  Partition............................................................23
   15.6  Multiple Counterparts................................................23
   15.7  Additional Documents and Acts........................................24


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   15.8  Third Party Beneficiaries............................................24
   15.9  Notices..............................................................24
   15.10  Headings and Titles.................................................24
   15.11  Consent and Waiver..................................................24
   15.12  Number and Gender...................................................24


EXHIBITS:

EXHIBIT A  - PRELIMINARY PLAT

EXHIBIT B  - LEGAL DESCRIPTION






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                           MEMBER CONTROL AGREEMENT OF

                         LAKERIDGE COMMUNITY CENTER, LLC


         THIS MEMBER CONTROL AGREEMENT is made effective as of the 25th day of April, 2002, by and between TAYLOR INVESTMENT CORPORATION, a Minnesota corporation ("TIC"), and *, a Minnesota limited liability partnership ("AR").

         WHEREAS, the parties hereto constitute all of the members of Lakeridge Community Center, LLC (the "Company"), a limited liability company organized under and pursuant to Minnesota Statutes, Chapter 322B (the "Act"); and

         WHEREAS, Section 322B.37 of the Act authorizes a member control agreement; and

         WHEREAS, each of the undersigned desires to enter into such an agreement;

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and the mutual benefits to be gained by the performance hereof, the parties hereto agree as follows:


                                   SECTION 1
                     FORMATION OF LIMITED LIABILITY COMPANY

         The Company was formed on April 1, 2002 by the filing of Articles of Organization in the office of the Minnesota Secretary of State. The business of the Company shall be conducted to comply with the Act, and the rights and liabilities of the parties shall be as provided in the Act, except as herein otherwise expressly provided. The parties agree that they shall promptly execute and record in the office of the Minnesota Secretary of State any amendments to the Articles of Organization as may be required by law from time to time.


                                   SECTION 2
                                      NAME

         The business of the Company shall be conducted under the name of "Lakeridge Community Center, LLC" or such other name as the members may hereafter designate.


                                    SECTION 3
                                   DEFINITIONS

         Wherever used in this Agreement, unless another meaning is explicitly indicated by the context:

         3.1 "Act" means the Minnesota Limited Liability Company Act contained in Minnesota Statutes Chapter 322B.


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         3.2 "Additional Member" or "Additional Members" means those persons who purchase membership interests pursuant to the provisions of Section 6.3 and who execute this Agreement in accordance with the terms of a Contribution Agreement executed by each such person and delivered to and accepted on behalf of the Company by the Managers.

         3.3 "Adjusted Capital Contribution" means, with respect to a Member, the total contribution (in cash or other property) required of such Member pursuant to Section 5.1 and actually or deemed (pursuant to a revaluation under Section 704(b) of the Code) contributed by such Member, reduced by any distribution to such Member pursuant to Section 10.2.b(i).

         3.4 "Affiliate" means, when used with reference to a specified Person, any of the following Persons: (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer, director, partner, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner, or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that directly or indirectly is the beneficial owner of ten percent (10%) or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities or in which the specified Person has a substantial beneficial interest or (iv) any member of the Family or sibling of the specified Person or member of the sibling's Family.

         3.5 "Agreement" means this Member Control Agreement as amended, modified, or supplemented from time to time.

         3.6 "Acquisition Fee" means the fee of one percent (1%) of gross sales proceeds from each sale of all of a portion of the Project, to be paid to each TIC and AR from available Net Cash From Sales pursuant to Sections 6.7 and 6.8 hereof.

         3.7 "Articles" means the Articles of Organization filed on behalf of the Company with the Minnesota Secretary of State, as amended from time to time.

         3.8 "Board" or "Board of Governors" means the board of governors of the Company.

         3.9 "Bookkeeping Fee" means the fee of $250 per month, to be paid to TIC from available Net Cash From Operations pursuant to Section 6.8 hereof.

         3.10 "Capital Account" has the meaning set forth in Section 5.2.

         3.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Any references in this Agreement to specific sections of the Code shall be deemed to include a reference to any corresponding provisions of future law.


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         3.12 "Company" means Lakeridge Community Center, LLC, a Minnesota limited liability company.

         3.13 "Company Property" means all real and personal property acquired and held from time to time by the Company and any improvements thereto, and shall include both tangible and intangible property.

         3.14 "Contribution Agreement" means an agreement in writing to make a contribution to the Company, signed by a Manager and a person desiring to become a Member, setting forth the terms of such Person's admission as a Member, including, but not limited to, the agreed value of the contribution that shall be made by such Person to the capital of the Company and the Percentage Interest to be issued by the Company to such Person.

         3.15 "Development Fee" means the fee of five percent (5%) of the gross sales proceeds for each sale of any portion of the Project, to be paid to AR from available Net Cash From Sales pursuant to Section 6.7 hereof.

         3.16 "Family" means an individual, the individual's spouse (but only if they are not legally separated), the individual's direct lineal descendants and their direct ancestors. For purposes hereof, "direct lineal descendants" means natural or adopted children, grandchildren, great grandchildren, and so on; and "direct ancestors" means parents, grandparents, great grandparents, and so on.

         3.17 "Financial Rights" means a Member's rights to share in Company profits and losses and the right to transfer such rights according to the terms of this Agreement.

         3.18 "Governance Rights" means all of a Member's rights as a Member other than the Financial Rights and the right to transfer Financial Rights.

         3.19 "Governor" means a natural person serving on the Board of Governors.

         3.20 "Managers" means those persons designated in Section 8 and any other Members who shall hereafter be designated as Managers by the written consent of all Members.

         3.21 "Marketing Fee" means the fees payable to TIC and AR from the gross proceeds of the sale of the portion of the Project, to be paid from available Net Cash From Sales pursuant to Section 6.8 hereof.

         3.22 "Member" or "Members" means each of the Persons signing this Agreement as a Member and each other Person, if any, who shall hereafter be admitted to the Company as a Member.

         3.23 "Membership Interest" or "Interest" means the Percentage Interest of a Member in the Company and the appurtenant rights, powers, and privileges, including both the Financial and Governance Rights of such Member.


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         3.24 "Net Cash From Operations" means the gross cash proceeds from
Company operations, less the portion thereof used to pay any accrued Development Fees, Marketing Fees and Bookkeeping Fees to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacement and contingencies, all as determined by the Board of Governors. "Net Cash From Operations" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reduction of reserves previously established.

         3.25 "Net Cash From Sales or Refinancings" means the net cash proceeds from all sales, refinancings of the Project and other dispositions (other than (i) a sale of all or substantially all the assets of the Company and (ii) sales and other dispositions in the ordinary course of business) and all refinancings of Company Property, less any portion thereof used to establish reserves, all as determined by the Board of Governors.

         3.26 "Person" means any individual, partnership, corporation, trust or other entity.

         3.27 "Percentage Interest" as to any Member means the Financial Interest of such Member in the Company, represented by the percentage the Membership Interest held by such Member bears to the total Membership Interests outstanding as set forth in Section 5.1 and, as may be adjusted in accordance with Section 5.6.

         3.28 "Preliminary Plat" means the plat of the Project attached hereto as Exhibit A.

         3.29 "Project" means the land consisting of approximately 81.6 acres located in the City of Sauk Centre, Stearns County, Minnesota legally described on the attached Exhibit B, to be developed into and improved as residential lots, in three phases, with all necessary roadways, utility installations and related amenities, which lots are depicted on the Preliminary Plat. Phase I of the Project shall consist of approximately 28 lake lots, 12 non-riparian lots (sometimes referred to herein as "Back Lots") and one outlot; such outlot will be developed into approximately 39 lots, which development shall constitute Phase II of the Project; Phase III of the Project will be developed into approximately 9 golf course lots.

         3.30 "Voting Interest" as to any Member means the voting interest of such Member in matters of governance of the Company. The Voting Interest of each Member shall be as set forth in Section 6.2 of this Agreement.


                                    SECTION 4
                                     PURPOSE

         The purpose of the Company is to acquire, invest in, finance, hold, and operate the Project, and to conduct such other business and affairs necessary or appropriate in connection therewith.

         The Company may not engage in any other business incompatible with the foregoing, without the consent of all Members.


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                                   SECTION 5
                         CAPITAL CONTRIBUTIONS AND LOANS

         The capital of the Company has been or will be contributed by the Members to the Company as follows:

         5.1 Initial Capital Contributions; Percentage Interests. Each Member has contributed to the capital of the Company the amounts specified below as the Member's initial capital contribution, and shall be credited with the following Percentage Interests and other rights:

                  a. TIC has contributed $801,333.00 in cash. TIC shall be credited with a Percentage Interest of 66.67%.

                  b. AR has contributed $400,667.00 in cash. AR shall be credited with a Percentage Interest of 33.33%.

         5.2 Capital Accounts. A separate Capital Account shall be maintained for each Member in accordance with the provisions of Section 704(b) of the Code and the Treasury Regulations issued pursuant thereto (or corresponding provisions of future law). The initial balances in the Capital Accounts shall be, for each Member, the initial capital contribution made by the Member set forth in Section 5.1. Without limiting the generality of the first sentence of this Section 5.2, the Capital Account of each Member shall be increased by (i) the amount of any additional cash contribution such Member makes to the capital of the Company pursuant to Section 5.7; (ii) the fair market value of any additional property contributed by such Member to the Company pursuant to
Section 5.7, net of liabilities which the Company assumes or to which the property is subject; (iii) the share of Company income and gains (including income and gains exempt from tax) allocated to such Member under the provisions of Section 9; and shall be decreased by (iv) any distribution made by the Company to such Member pursuant to the provisions of Section 10; (v) the fair market value of any property distributed to such Member by the Company, net of liabilities attached to such property which the Member assumes or to which the property is subject; and (vi) the share of Company losses and deductions (including any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such expenditures pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv)(i)) allocated to such Member under the provisions of Section
9. Increases or decreases in the Capital Accounts of the Members shall not affect their respective Percentage Interests.

         Upon the occurrence of a contribution to or distribution from the Company described in Treasury Regulations ss. 1.704-1(b)(2)(iv)(f)(5) or as otherwise permitted, the Board of Governors in its sole discretion may, and at the written request of Members representing at least 66.67% of the Voting Interests shall, increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company Property on the Company's books, and, in that event, allocations of Company income, gain, loss and deduction (and items thereof) shall, for all purposes of this Section 5.2 be determined in the manner provided in Section 704(b) or Section 704(c) of the Code, as the case may be, and the Treasury Regulations thereunder. The provisions of this paragraph shall replace and supersede any provision of the Act which requires the Company to restate the value of previous contributions or adjust in any manner the capital accounts of the


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Members or other holders of Financial Rights upon the occurrence of a contribution to or distribution from the Company.

         This Section 5.2 and the other provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with Section 704(b) of the Code and the Treasury Regulations thereunder (or corresponding provisions of future law) and the economic sharing of profits and losses of the Company contemplated hereunder by the Members. In the event the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts or any increase or decrease thereto are computed in order to comply with Section 704(b) and the Treasury Regulations thereunder, the Board may make such modifications, provided that such modifications are not likely to have a material effect on the amount distributable to any Member pursuant to Section 13.3 hereof upon liquidation of the Company.

         5.3 No Right to Return of Contributions. The Members shall have no right to the withdrawal or the return of their respective contributions to the capital of the Company except to the extent set forth in Section 13.3 upon liquidation of the Company. The Company shall not be liable to the Members for repayment of their contributions.

         5.4 No Interest on Capital. No interest shall be paid by the Company on the initial or any subsequent contribution to the capital of the Company, nor on balances in Members' Capital Accounts.

         5.5 Loans Generally. Any loan made by a Member to the Company, if authorized by the Board, shall not be treated as a contribution to the Capital of the Company for any purpose and shall not entitle such Member to any increase in his or her share of the income, gain, losses, deductions, credits, or distributions of the Company. The Company shall be obligated to such Member for the amount of any such loan at such rate as may be agreed upon by such Member and the Board.

         5.6 Default by Member. In the event that a Member fails to make any payment, or any installment thereof, when due, of any contribution or other obligation hereunder or under a Contribution Agreement, the Company may enforce such obligation in such manner as may be permitted by law. Without limiting the generality of the foregoing, the Company may, in the sole discretion of the Board of Governors, (i) bring an action at law or in equity to enforce such obligation; (ii) assess interest on the unpaid amount at the highest rate of interest then being charged to the Company by any lender; and (iii) require the defaulting Member, provided such default shall not theretofore have been cured, unconditionally and irrevocably to assign to one or more of the remaining Members (determined in accordance with the next succeeding sentence hereof) that portion of the defaulting Member's Interest which bears the same ratio to all of such defaulting Member's Interest as the remaining amount of unpaid contributions, whether due or not yet due, of such defaulting Member bears to the total amount of contributions, paid and unpaid, required to be made by such defaulting Member. If the Board requires assignment of all or a portion of a defaulting Member's Interest pursuant to subparagraph (iii) above, each remaining Member shall have the right to acquire such Interest, determined as aforesaid, in the


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proportion which his or her Interest bears to the aggregate Interests of the remaining Members who desire to participate in such purchase.

         5.7 Additional Capital. The Members shall not be obligated to make any additional contributions to the capital of the Company, other than the contribution required under Section 5.1, or to make any loan or pay any assessment to the Company. If the Board, at any time or from time to time, determines that the Company requires capital in addition to that already contributed and loaned by the Members, the Board may obtain such additional capital by borrowing in accordance with the provisions of Section 7 or by accepting additional contributions of cash or property from any Member or Members, so long as the Percentage Interests of the Members are not affected thereby.

         5.8 Transferee Succeeds to Transferor's Capital Account. If any Member transfers all or a part of such Member's Financial Rights in the Company, the transferee Member shall succeed to the Capital Account of the transferor Member to the extent of the Interest transferred, in accordance with Treasury Regulation ss. 1.704-1(b)(2)(iv)(l).


                                    SECTION 6
                                     MEMBERS

         6.1 Terms of Membership Interests. All Membership Interests are ordinary membership interests of one class, without series, and shall have the rights provided by law, subject to any statement in this Agreement of the specific rights or terms of such Membership Interests.

         6.2 Voting. Notwithstanding the respective Percentage Interests of members, or any changes in such Percentage Interests, as provided in Section 5.1(d), the respective Voting Interests of the Members shall be as follows:

         TIC      66.67%
         AR       33.33%

         6.3 Additional Members. Additional Members may be admitted to the Company only upon terms and conditions as may be established by written consent of all Members. Upon such consent and the issuance of additional Membership Interests, the Percentage Interests and the Voting Interests of the Members shall be adjusted accordingly. Nothing in this Section 6.3 shall be construed to limit the effect of Section 12 with respect to the assignment or other transfer of Interests by Members.

         6.4 Other Business Ventures. The Members and their Affiliates may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the Company or otherwise; and neither the Company nor the Members shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom and no Member shall have the obligation to bring any business opportunity to the Company or to any other Member; provided, however, that the foregoing shall be limited as provided in Sections 322B.663,


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322B.666 and 322B.69 of the Act, as may be applicable with respect to any Member who is also a Governor or a Manager.

         6.5 Limitation on Authority. No Member in such capacity shall have any authority to incur any obligation or liability on behalf of the Company.

         6.6 Arbitration of Disputes. Any dispute between the Members regarding the meaning or interpretation of this Agreement or any other matters relating to the Company or the Project, of whatever nature, shall be finally and conclusively resolved by binding arbitration before a panel of three arbitrators who reside in the Minneapolis/St. Paul Metropolitan Area and who have at least ten (10) years experience in commercial real estate development, whether as brokers, lawyers, developers, appraisers or otherwise, one selected by each Member and the third selected jointly by the arbitrators if the Members cannot agree. Any judgment upon any award rendered by the arbitrators may be entered in any Court having jurisdiction. All questions as to the meaning of this Section
6.6 or as to the arbitrability of any dispute under this Section shall be resolved by the arbitrators and their decision shall be final and binding and not subject to judicial review. All arbitration proceedings shall be conducted in Hennepin County, Minnesota. The cost of any arbitration proceeding, including without limitation the arbitrator's compensation and expenses, and reasonable attorneys fees, shall be borne by the Member whom the arbitrators determine has not prevailed in such proceeding, or borne equally by the Members if the arbitrators determine that no Member has prevailed.

         6.7 Services to be Provided by AR. A/R, at its sole cost and expense (unless otherwise agreed to by the Board of Governors and except for the compensation specifically set forth below), shall:

                  a. Be responsible for and shall provide all management services necessary to acquire the Project, to design and develop the Project as residential and commercial lots, to obtain all necessary governmental approvals for the Project, including but not limited to finalizing the annexation of all or a portion of the Project property into the City of Sauk Centre, platting of the Project, improving of the Project with roads and utility service and otherwise preparing the Project for sale as residential and commercial lots for which building permits can be obtained, and constructing entrance signage and improvements for the Project. All expenses associated with such development payable to third parties, including but not limited to the terms of any financing arrangements, surveying, engineering and design costs and any and all construction costs, shall be paid for by the Company; provided, however, that AR shall obtain written bids or estimates from at least three (3) vendors of any services that are reasonably estimated to exceed $50,000.00 and present the same to the Board for review and find vendor selection before any contracts for such services, whether oral or written, are entered into. For such services, but subject to the provisions of Section 10.3 hereof, AR shall receive a "Development Fee" equal to five percent (5%) of the gross sales proceeds from the sale of all or a portion of the Project (but not with respect to AR's acquisition of Unsold Back Lots, pursuant to Section 10.4 hereof), to be paid pursuant to the provisions of
         Section 10.2 hereof.


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                  b. Cooperate with TIC in all efforts necessary to acquire and finance the Project, and for such services, but subject to the provisions of Section 10.3 hereof, AR shall receive an "Acquisition Fee" equal to one percent (1%) of the gross sales proceeds from the sale of all or a portion of the Project (but not with respect to AR's acquisition of Unsold Back Lots pursuant to Section 10.4 hereof), to be paid in accordance with the provisions of Section 10.2 hereof.

         6.8 Services to be Provided by TIC. TIC, at its sole cost and expense (unless otherwise agreed to by the Board of Governors and except for the compensation specifically set forth below), shall:

                  a. Be responsible for and shall provide all management services necessary to obtain financing for the Project, market the Project for sale to prospective purchasers thereof, including but not limited to the pricing of lots within the Project, developing a marketing plan, advertising and promotional materials for the Project, which services TIC may arrange to have provided by one or more of its affiliates. All out of pocket expenses associated with developing the marketing materials, not to exceed $5,000.00, shall be paid by the Company. For such services, but subject to the provisions of Section
         10.3 hereof, TIC shall receive a "Marketing Fee" equal to twenty percent (20%) of the gross sales proceeds from the sale of all or a portion of the Project, to be paid pursuant to the provisions of
         Section 10.2 hereof (but not with respect to AR's acquisition of Unsold Back Lots pursuant to Section 10.4 hereof), provided, however, that if a buyer with respect to any sale has been identified in writing by AR to TIC in advance of TIC procuring a written purchase agreement with such buyer, then , the Marketing Fee for such sale shall be split between TIC and AR such that TIC receives fifteen percent (15%) and AR received five percent (5%) of the gross sales proceeds from such sale, to be paid pursuant to the provisions of Section 10.2 hereof.

                  b. Provide bookkeeping and disbursing services related to development of the Project, including but not limited to collecting workers' compensation insurance certificates, reviewing and confirming the accuracy of invoices and requests for payment received from vendors providing services with respect to development of the Project and collecting lien waivers therefor, processing draw requests to the lender providing financing for the Project and similar project bookkeeping, disbursing and record management services related to development of the project. For such services, TIC shall receive a "Bookkeeping Fee" equal to $250 per month during each month that the Project is under development.

                  c. Cooperate with AR in all efforts necessary to acquire and finance the Project, and for such services, but subject to the provisions of Section 10.3 hereof, TIC shall receive an "Acquisition Fee" equal to one percent (1%) of the gross sales proceeds from the sale of all or a portion of the Project (but not with respect to AR's acquisition of Unsold Back Lots pursuant to Section 10.4 hereof), to be paid in accordance with the provisions of Section 10.2 hereof.


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                                   SECTION 7
                               BOARD OF GOVERNORS

         7.1 Authority. Except as otherwise provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Board of Governors, in accordance with the Act and the Operating Agreement of the Company.

         7.2 Appointment. There shall be a total of four (4) Governors, two of which shall be appointed by TIC and two of which shall be appointed by AR. The Members hereby appoint the following individuals as the initial Board of
Governors:

                                Philip C. Taylor
                                  Joel D. Kaul
                                        *
                                        *

In the event either Philip C. Taylor or Joel D. Kaul (or any other successor Governor appointed by TIC) is unable or unwilling to continue as a Governor at any time, his successor shall be appointed by TIC. In the event either * or * (or any other successor Governor appointed by AR) is unable or unwilling to continue as a Governor at any time, his successor shall be appointed by AR.

         7.3 Compensation. Unless otherwise agreed by all Members, the Governors shall serve without compensation and without a right of reimbursement from the Company for expenses incurred by them in performing services as Governors.

         7.4 Limitations on Authority. The Company, upon resolution of the Board, has express authority to establish one or more subsidiary corporations, to become a general partner or limited partner in one or more limited partnerships, to become a member in other limited liability companies, to borrow funds directly or through one or more subsidiaries or entities in which the Company is an investor, to guaranty debts and obligations of other entities, to incur and pay such fees and expenses as it deems appropriate, and to enter into such development agreements, management agreements, consulting agreements, contracts, loans, leases, and other agreements and undertakings, directly or through one or more subsidiaries, all as the Board shall determine are necessary and appropriate in connection with the Project.

         Notwithstanding the foregoing, the Board of Governors shall not have authority to act on behalf of the Company with respect to any of the following without the prior written consent of all Members:

                  a. Borrowing or lending money on behalf of the Company, committing the Company to make loans or advances, or guarantying the debts or obligations of another entity;

                  b. Mortgaging or granting security interests or other liens, pledges, or encumbrances on any Company Property, other than as security for borrowing authorized above in this Section 7.4;

                  c. Entering into any agreements or undertakings for additional real estate transactions or other transactions beyond the Project, other than preliminary understandings expressly subject to Member approval;

                  d. Selling, exchanging, or otherwise disposing of all or substantially all of the Company's assets, or merging or combining the Company with another company or legal entity;

                  e. Engaging in any business or endeavor incompatible with the purposes of the Company set forth in Section 4, or taking any action contrary to the interests of the Members as expressed in this Agreement;

                  f. Entering into any agreements with the City of Sauk Centre, including but not limited to development, public improvements, conservation or easement agreements.

         7.5 Conflicts of Interest. The Governors and their Affiliates may deal with, perform other services, and sell goods or services to the Company without limitation; provided, however, that any compensation for such services or goods shall be limited to amounts and rates customary in the industry in the area in which the Project is located.

         7.6 Other Activities. The Governors and their Affiliates may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the Company or otherwise; and neither the Company nor the Members shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom and no Member shall have the obligation to bring any business opportunity to the Company or to any other Member; provided, however, that the foregoing shall be limited as provided in Sections 322B.663, 322B.666 and 322B.69 of the Act, as may be applicable.

         7.7 Indemnification of Governors. The Company shall indemnify the Governors against any loss, claim, or liability incurred by the Governors in connection with the business of the Company, provided the Governors acted in good faith and were not negligent or guilty of willful misconduct. Any amount paid to indemnify the Governors, however, shall be paid out of Company assets only, and Members shall not be liable for such amounts to be paid to the Governors except to the extent of any amount of the capital contribution of a Member that is due and owing to the Company and remains unpaid. Neither the Company nor any Member shall have any claim against the Governors based upon or arising out of any act or omission of the Governors, provided that the Governors acted in good faith and were not grossly negligent or guilty of willful misconduct.

         7.8 Liability Under Other Agreements. The obligations of the Governors or their Affiliates pursuant to any agreement or contract with the Company (whether or not such agreements are referred to herein) shall be separate and distinct from their obligations hereunder and any default or failure of performance with respect to such separate agreements or contracts, unless otherwise specified in this Agreement, shall have the consequences provided for in such separate agreements or contracts or by applicable law and shall not constitute a breach hereunder.

         7.9 Deadlocks. If at any time the Board or Governors cannot make a decision on any matter due to a deadlock in voting, and if such matter is necessary for the continued operation of the Company or the Project, the dispute shall be finally and conclusively resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Board shall promptly implement the decision of the arbitrators and, if necessary, such decision may be entered and enforced in any court having jurisdiction. Any dispute as to whether the matter in question is necessary for the continued operation of the Company or the Project, or as to the arbitrability of any dispute under this Section 7.9, shall be resolved by the arbitrators, and their decision shall be final and binding and not subject to judicial review. All arbitration proceedings shall be conducted in Hennepin County, Minnesota.


                                    SECTION 8
                                    MANAGERS

         8.1 Designation. The Managers of the Company shall be a Chief Manager, a Treasurer and a Development Manager, together with such other managers, if any, as the Board may appoint from time to time. The Chief Manager shall have the duties and authority of Chief Manager set forth in the Act and the Operating Agreement of the Company, subject to the provisions of this Agreement. The Treasurer shall have the duties and authority set forth in the Act and the Operating Agreement of the Company, subject to the provisions of this Agreement. The Development Manager shall have the duties and authority set forth in the Operating Agreement of the Company, subject to the provisions of this Agreement. Any other Managers shall have such duties and authority as determined by the Board of Governors, subject to the provisions of this Agreement.

         8.2 Election of Managers. The Members hereby agree that the following persons shall be elected as the Managers of the Company during the term of this
Agreement:

         Chief Manager:             Philip C. Taylor

         Treasurer:                 Joel D. Kaul

         Development Manager:       *

         8.3 Rights and Obligations. Managers shall have the same rights and be subject to the same obligations and limitations as set forth with respect to Governors and their Affiliates under Sections 7.5, 7.6, 7.7, and 7.8. Managers shall be subject to the same limitations on their authority as set forth for Governors in Section 7.4. Unless otherwise agreed by all Members, the Managers shall serve without compensation. Managers shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in performing services as

Managers, but not if such services relate to the obligations of AR and TIC as set forth in Sections 6.7 and 6.8 hereof.


                                    SECTION 9
                                   ALLOCATIONS

         9.1 Allocation of Income and Gains. After giving effect to the special allocations set forth in Section 9.4, the income or gains of the Company for each fiscal year for book purposes, whether taxable or nontaxable, shall be allocated to the Members as follows and the Capital Accounts increased in accordance with Section 5.2:

                  a. First, if losses have been allocated to the Members pursuant to Section 9.2.b. for any prior year in an aggregate amount equal to the cumulative losses allocated according to Section 9.2.b. for all prior periods not previously offset by allocations under this
         Section 9.1.a. or by a Minimum Gain Chargeback under Section 9.4.a., ratably in proportion to the Members' respective shares of such losses;

                  b. Thereafter, to the Members, ratably in proportion to their respective Percentage Interests, as then existing.

         9.2 Allocation of Losses. After giving effect to the special allocations set forth in Section 9.4, the losses, deductions and credits of the Company for each fiscal year for book purposes, whether taxable or nontaxable, shall be allocated to the Members as follows and the Capital Accounts reduced in accordance with Section 5.2:

                  a. First, if income or gains have been allocated pursuant to
         Section 9.1.b. for any prior year, losses shall be allocated first to offset any income or gains allocated pursuant to Section 9.1.b., ratably among the Members in proportion to their respective shares of the income or gains being offset; provided, however, that to the extent any prior allocation is offset pursuant to this Section 9.2.a., such allocation shall be disregarded for purposes of determining subsequent allocations pursuant to this Section 9; and

                  b. Thereafter, to the Members, ratably in proportion to their respective Percentage Interests, as then existing.

         9.3 Proration of Allocations. All income, gains, losses, deductions, and credits for a fiscal year allocable with respect to any Member whose Interest may have been transferred, forfeited, reduced or changed during such year shall be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocation shall be made shall be determined by the Board and shall be a manner of allocation permitted to be used for federal income tax purposes.

         9.4 Special Allocations. Anything elsewhere contained in this Section 9 to the contrary notwithstanding:

                  a. Minimum Gain Chargeback. "Partnership Minimum Gain" within the meaning of Treasury Regulationss. 1.704-2(b)(2) means an amount of gain that would be realized by the Company on the disposition of Company Property subject to nonrecourse indebtedness (within the meaning of Treasury Regulationss. 1.704-2(b)(3)), equal to the amount by which such nonrecourse indebtedness exceeds the adjusted tax basis (or book value, if the property has been properly entered on the books of the Company at a value different from its then adjusted tax basis) of such property. If for any Company fiscal year, there is a net decrease in Partnership Minimum Gain, each Member shall be allocated items of Company income and gain in accordance with Treasury Regulationss.1.704-2(f)(1) (a "Minimum Gain Chargeback") for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of such net decrease of Partnership Minimum Gain. For this purpose, a Member's share of the net decrease in Partnership Minimum Gain shall be determined under Treasury Regulationsss. 1.704-2(g)(2). This Section 9.4.a. is intended to comply with Treasury Regulationss. 1.704-2(f)(1) and shall be interpreted consistently therewith.

                  b. Qualified Income Offset. If any Member at any time unexpectedly receives any adjustment, allocation, or distribution described in Treasury Regulationss.ss.1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), and if such adjustment, allocation, or distribution results in a negative balance in such Member's Capital Account in excess of the sum of (i) the amount such Member is obligated to restore to the Company under this Agreement and (ii) the amount such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Treasury Regulationss.ss. 1.704-2(g)(1)(ii) and 1.704-2(i)(5), then items of Company income and gain shall be specially allocated to such Member so as to eliminate, to the extent required by Treasury Regulationss. 1.704-1(b)(2)(ii)(d), such negative balance in such Member's Capital Account as quickly as possible.

                  c. Gross Income Allocation. If any Member would have a negative balance in such Member's Capital Account at the end of any Company taxable year in excess of the sum of (i) the amount such Member is obligated to restore to the Company under this Agreement and (ii) the amount such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Treasury Regulation ss.ss. 1.704-2(g)(1)(ii) and 1.704-2(i)(5), then such Member shall be specially allocated items of Company income (including gross income) in the amount of such excess as quickly as possible.

                  d. Curative Allocations. Any allocation to a Member under subsections a. through c. of this Section 9.4 (a "Regulatory Allocation") shall be taken into account in determining subsequent allocations, so that the net amount of Regulatory Allocations and all other items allocated under the provisions of this Section 9 shall, to the extent possible, be equal to the net amount that would have been allocated to such Member under the provisions of this Section 9 if no Regulatory Allocation had been made.

         9.5 Tax Allocations. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value as of the date of contribution.

         In the event any Company asset is adjusted as a result of a revaluation pursuant to Section 5.2 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its fair market value as of the date of such revaluation in the same manner as under
Section 704(c) of the Code and the Treasury Regulations thereunder. Any election or other decision relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement.

         Allocations pursuant to this Section 9.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of income, profits, gains, losses, expenses, deductions, credits or other items or distributions pursuant to any provision of this Agreement.

         9.6 Special Fee Allocation. If any fee or other amount payable to a Member is determined for tax purposes to be a payment to such Member of a distributive share of Company income or gain (rather than being a fee or expenditure in the nature of an amount payable to a Person who is not a Member or other than in such Person's capacity as a Member), then such amount shall be treated (for tax purposes and for purposes of determining Capital Accounts) as an allocation of gross income to such Member in the year such amount is accrued, and a distribution in the year such amount is paid. However, the priority of payment of any such item shall be unaffected by such treatment.

         9.7 Consent to Allocation. Each Member expressly consents to the methods provided herein for the allocation of Company profits and losses.


                                   SECTION 10
                                  DISTRIBUTIONS

         10.1 Distributions of Net Cash From Operations. Any distributions of Net Cash From Operations in any fiscal year, when possible, shall be made to the Members, on a monthly basis, ratably in proportion to their Percentage Interests, as then existing. The foregoing payments shall be made from time to time to the extent Net Cash From Operations is available.

         10.2 Other Cash Distributions.

                  a. Liquidating distributions of any net proceeds upon the sale, exchange or other disposition of all or substantially all of the assets of the Company shall be made in accordance with Section 13.3.

                  b. Distributions of Net Cash From Sales or Refinancings shall be made to the Members as follows:

                           (i) First, to all accrued and unpaid Acquisition
                  Fees, such distribution to be made equally to TIC and AR;

                           (ii) Second, to all accrued and unpaid Development
                  Fees and Marketing Fees, ratably in proportion to the amounts thereof then accrued;

                           (iii) Third, to the Members, ratably in proportion to
                  their respective Adjusted Capital Contributions, in an amount equal to the aggregate amount of all Adjusted Capital Contributions;

                           (iv) Thereafter all other Net Cash From Sales or
                  Refinancings shall be allocated and distributed to the Members ratably in proportion to their Percentage Interests, as then existing.

         10.3 Special Land Distributions and Right of First Refusal. Notwithstanding anything herein to the contrary:

                  a. The Company shall convey to AR, by quit claim deed, Lot 27, Block 1, as such lot is designated on the Preliminary Plat, which lot designation and the boundaries thereof may change in the course of finalizing the plat of the Project (such lots are herein referred to as the "AR Lot"). The AR Lot shall be conveyed by the Company immediately prior to the date that the AR Lot is to be sold to a third party. On the date of sale of the AR Lot to the third party purchaser, TIC and AR shall each receive a 10% Marketing Fee therefor, AR shall receive a 5% Development Fee therefor, and TIC and AR shall each receive a 1% Acquisition Fee therefor.

                  b. The Company shall convey to TIC, by quit claim deed, Lot 25, Block 1, and Lot 26, Block 1, as such lots are designated on the Preliminary Plat and which lot designations and the boundaries thereof may change in the course of finalizing the plat of the Project (such lots are herein referred to as the "TIC Lots"). Each TIC Lot shall be conveyed by the Company to TIC immediately prior to the date that such TIC Lot is to be sold to a third party. On the date of sale of each TIC Lot to the third party purchaser, TIC shall receive a 20% Marketing Fee therefor, AR shall receive a 5% Development Fee therefor, and TIC and AR shall each receive a 1% Acquisition Fee therefor.

                  c. At such time as AR requests, the Company shall convey to AR, by quit claim deed Lot 28, Block 1, as such lot is designated on the Preliminary Plat and which lot designation and the boundary thereof may change in the course of financing the plat for the Project and, notwithstanding anything herein to the contrary, no Marketing Fee, no Development Fee and no Acquisition Fee shall be payable to either TIC or AR with respect to such conveyance.

                  d. AR and TIC acknowledge that the Company has entered into a purchase agreement to sell Lot 9, Block 1, as such lot is designated on the Preliminary Plat and which lot designation and the boundaries thereof may change in the course of finalizing the plat of the Project, to James Jauss. Upon the closing of such sale to James Jauss, and notwithstanding anything herein to the contrary, TIC and AR shall each receive a Marketing Fee of 10% therefor, AR shall receive a 5% Development Fee therefor and TIC and AR shall each receive a 1% Acquisition Fee therefor.

                  e. AR and TIC acknowledge that the Company has entered into a purchase agreement to sell Lot 8, Block 3, as such lot is designated on the Preliminary Plat and which lot designation and the boundaries thereof may change in the course of finalizing the plat of the Project, to James Jauss. Upon the closing of such sale to James Jauss, TIC will receive $10,000 of net proceeds of such sale. Notwithstanding anything herein to the contrary, neither TIC nor AR shall receive any Marketing Fee, Development Fee or Acquisition Fee with respect to such sale.

                  f. AR and TIC acknowledge that the Company has granted a right of first refusal to Gary Winter until July 1, 2002 with respect to Lot 4, Block 1, as such lot is designated on the Preliminary Plat and which lot designation and the boundaries thereof may change in the course of finalizing the plat of the Project. If Gary Winter exercises such right and closes on his acquisition of such lot, then, notwithstanding anything to the contrary, TIC shall receive a 20% Marketing Fee therefor, and no other fees shall be payable to either TIC and AC with respect thereto.

         10.4 Mandatory Lot Purchases. After December 1, 2002, TIC shall have the option (the "Put Option") to require AR to purchase from the Company, upon the terms and conditions set forth below, any of the non-riparian lots (being lots that do not have lake frontage) that have not, at the time of the exercise of the Put Option, been sold to third-party buyers (such unsold Lots being referred to herein as the "Unsold Back Lots").

         The Put Option may be exercised by TIC with respect to the Unsold Back Lots existing at the time of such exercise by TIC's delivery of written notice of exercise of the Put Option to AR specifying which Unsold Back Lots are the subject of TIC's exercise of the Put Option.

         In the event of exercise of the Put Option, AR shall purchase the Unsold Back Lots designated in TIC's exercise notice from the Company within ninety (90) days of delivery of the option exercise notice to AR for a cash purchase price (the "Purchase Price") to be calculated as follows: (a) for each Unsold Back Lot that consists primarily of field (non-wooded) area, for which the Put Option has been exercised, the Purchase Price for each such lot shall be $7,000.00; (b) for each Unsold Back Lot that contains wooded area, for which the Put Option has been exercised, the Purchase Price for each such lot shall be $10,000.00; and (c) for each Unsold Back Lot that borders on the neighboring golf course, for which the Put Option has been exercised, the Purchase Price for each such lot shall be $12,000.00.

         The sale of the Unsold Back Lots to AR shall be on an as-is/where-as basis, with no representation or warranty made by the Company with respect to the Unsold Back Lots. At the closing of the sale of the Unsold Back Lots, the Purchase Price shall be paid in cash to the Company, all costs of obtaining title insurance or financing related to AR's acquisition of the Unsold Back Lots shall be paid AR, real estate taxes and installments of special assessments payable therewith with respect to the Unsold Back Lots shall be prorated between AR and the Company as of the date of closing on a calendar year basis using the most current tax information available, AR shall assume the balance of any special assessments pending or levied against the Unsold Back Lots, the state deed tax payable with respect to the sale shall be paid by the Company, and all recording costs and other expenses of sale and the title company's cost to close the sale shall be paid for by AR.

         10.5 No Distribution by Reason of Withdrawal. Withdrawal from the Company or assignment of a holder's Financial Rights shall not entitle any holder of Financial Rights to receive any Distribution from the Company, except as Distributions to all holders of Financial Rights are subsequently made pursuant to this Section 10.


                                   SECTION 11
                           TAX AND ACCOUNTING MATTERS

         11.1 Tax Characterization and Returns. The Members acknowledge that the Company will be treated as a "partnership" for tax purposes. Within 60 days after the end of each fiscal year, the Chief Manager will cause to be delivered to each Person who was a Member at any time during such fiscal year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member's federal or state income tax (or information) returns, including a statement showing each Member's share of income, gain or loss, and credits for such fiscal year for federal or state income tax purposes.

         11.2 Books of Account. The Managers shall keep complete and accurate accounts of all transactions of the Company in proper books of account and shall enter or cause to be entered therein a full and accurate account of each and every Company transaction in accordance with accounting principles as determined by the Managers and approved by the Board based upon the advice of the Company's accountants. The books and records of the Company shall be closed and balanced as of the end of each fiscal year. The books of account and other records of the Company shall at all times be kept at the place of business of the Company and each of the Members and their authorized representatives shall have access to and may inspect and copy any of such books and records at all reasonable times.

         11.3 Accounting Practices. The books of account of the Company shall be kept on a tax accrual basis, consistently applied, and its federal tax returns filed on such basis. The fiscal year and tax year of the Company shall end on the last day of December of each year. The Board of Governors shall have the authority to designate and retain a firm of independent certified public accountants to assist in the maintenance and preparation of such books, records, and reports as the Board deems appropriate, provided that Tom Welle is hereby approved as the initial accountant for the Company. All other decisions as to accounting matters shall be made by the Board in its sole discretion. The Company, at the sole discretion of the Board, also may make or revoke such elections as may be allowed pursuant to the Code, including the election referred to in Section 754 of the Code to adjust the basis of Company Property.

         11.4 Bank Accounts. The Company shall maintain bank accounts in such bank or banks as may be determined by resolution of the Board. All withdrawals from such bank accounts shall be made by check or other instrument and signed by such Person or Persons as the Board may designate.

         11.5 Report to Members. Not later than thirty (30) days after the end of each calendar month, and thirty (30) days after the end of each calendar quarter, and sixty (60) days after the end of each fiscal year of the Company, each Member shall be furnished with a report of the business and operations of the Company during such period, and such annual report shall constitute the accounting of the Board for such fiscal year. The reports shall contain financial statements, including statements of assets and liabilities, of income and expenses, of Members' equity and changes in financial position, of cash flow, and of the amount and nature of any compensation paid to Governors, mangers or their Affiliates during the period, including a description of the services performed in relation thereto, and shall otherwise be in such form and have such content as the Board deems proper. Such report shall state income from every source, including net gains from disposition or sale of Company assets.

         11.6 Tax Matters Partner. The Chief Manager is hereby designated to act on behalf of the Company as the "tax matters partner" for federal income tax purposes. If, on advice of counsel, the Tax Matters Partner determines that it is in the best interest of the Members that the final results of any administrative proceeding be appealed by the institution of legal proceedings, and if such appeal is approved by the Board of Governors, the Tax Matters Partner shall commence such legal proceedings in such forum as he or she, on advice of counsel, determines to be appropriate. In the event the Tax Matters Partner selects a forum for appeal in which he or she is required to deposit a proportionate share of any disputed tax before making such appeal, he or she must obtain the consent of all the Governors and a majority of the Membership Interests. If such consent is obtained, each of the Members will be required to deposit and pay a proportionate share of such disputed tax before participating in such appeal. The Members acknowledge that such deposit under current law does not earn interest and that the failure so to deposit may preclude a Member from pursuing any other sort of appeal by court action. The Tax Matters Partner shall not be liable to any other Member for any action taken with respect to any such administrative proceeding or appeal so long as the Tax Matters Partner is not negligent or guilty of willful misconduct. Any costs paid or incurred by the Tax Matters Partner in connection with his or her activities in such capacity shall be reimbursed by the Company. Each Member acknowledges that any cost a Member may incur in connection with an audit of a Member's income tax return, including an audit of a Member's investment in the Company, is such Member's sole responsibility and obligation; and neither the Company, the Board of Governors, nor the Tax Matters Partner shall be liable to any Member for reimbursement or sharing of any such costs.


                                   SECTION 12
                        TRANSFER OF MEMBERSHIP INTERESTS

         12.1 Generally. No Member may transfer all or part of such Member's Interest except as permitted under this Section 12. A Member may assign the Member's full Membership Interest only by assigning all of the Member's Governance Rights coupled with a simultaneous assignment to the same assignee of all of the Member's Financial Rights, and only if the transfer of both are permitted under this Section 12.

         12.2 Transfer of Governance Rights. A Member's Governance Rights may be assigned, in whole or in part, only as provided in Section 322B.313 of the Act and any statutory provisions amending or supplementing such provision, and any written consent required thereunder may be withheld for any reason. A Member's Governance Rights may be assigned, without the consent of any other Member, in whole or in part, to another Person already a Member at the time of the assignment. Any other assignment of any Governance Rights is effective only if
(i) all the Members, other than the Member seeking to make the assignment, approve the assignment by unanimous written consent, which consent may be granted or withheld, as the remaining Members may determine in their sole discretion, and (ii) the assignee executes this Agreement, as amended, to reflect such assignee's interest in the Company and any other instrument or instruments that the Board may deem necessary or desirable to effect such assignment. When an assignment of Governance Rights is effective under this
Section 12.2, and if the assignor does not retain any Governance Rights, the assignor ceases to be a Member and the written consent required under this Section shall also constitute the dissolution avoidance consent necessary to avoid dissolution that would otherwise occur under Section 13.

         12.3 Transfer of Financial Rights. A Member's Financial Rights may be transferred, in whole or in part, to any Person, whether or not already a Member at the time of the transfer, only if the selling Member first offers to sell such Financial Rights to the existing Members of the Company, in proportion to their Percentage Interests, at the same price and terms offered in a bona fide written agreement with the proposed purchaser. Such offer shall be made in writing and allow each Member thirty (30) days to make an election to purchase or not purchase such Financial Rights. If one or more of the Members elects to purchase such Financial Rights and one or more of the Members does not, the electing Member or Members shall have the right to purchase, in proportion to the Percentage Interests of the electing Members, that portion of the Financial Rights offered not taken by other Members. If no Members elect to purchase the offered Financial Rights, or if some portion of the offered Financial Rights are not so purchased by Members, the selling Member shall have the right to transfer and assign the unsold Financial Rights to a third party at the price and terms offered and the remaining Members shall be deemed to have consented to such assignment. The restriction and rights of first refusal contained in this
Section 12.3 shall be conspicuously noted in the required records of the Company.

         12.4 No Security Interests. No Member shall grant a pledge, security interest, or other encumbrance in the Member's full Membership Interests or in either the Governance Rights or Financial Rights of such Member, without the written consent of all other Members.

         12.5 Documents and Expenses. As a condition to admission as a Member, an assignee of all or part of the Interest of any Member, or the legatee or distributee of all or any part of the Interest of any Member, shall execute and acknowledge such instruments, in form and substance satisfactory to the Board, as the Board shall deem necessary or advisable to effect such admission and to confirm the undertaking of the person being admitted as a Member to be bound by all the terms and provisions of this Agreement. Such assignee, legatee or distributee shall pay all reasonable expenses in connection with such admission as a Member, including, but not limited to, legal fees and costs of the preparation of any amendment to this Member Control Agreement, if necessary or desirable in connection therewith.

         12.6 Restriction on Transfer. Notwithstanding the foregoing provisions of this Section 12, no assignment or other transfer of a Membership Interest or any portion thereof may be made if the Interest sought to be transferred, when added to the total of all other Membership Interests transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Internal Revenue Code. This restriction shall be conspicuously noted in the required records of the Company.


                                   SECTION 13
                           DISSOLUTION AND LIQUIDATION

         13.1 Dissolution.

                  a. The Company shall be dissolved upon the occurrence of any of the following events:

                           (i) when the term for duration of the Company fixed
                  in the Articles shall expire;

                           (ii) upon order of a court pursuant to the Act;

                           (iii) by unanimous written agreement of the Members;
                  or

                           (iv) upon the death, retirement, resignation,
                  redemption, expulsion, bankruptcy, dissolution of a Member, or occurrence of any other event under Minnesota Statutes Section 322B.80, subdivision 1 (5), but only if the membership of the last or sole Member terminates and the legal representative of that last or sole Member does not cause the limited liability company to admit at least one Member within 180 days after the termination.

                  b. As soon as possible following the occurrence of any of the events specified in this Section 13.1 effecting the dissolution of the Company, the Chief Manager shall execute a notice of dissolution in such form as shall be prescribed by the Minnesota Secretary of State, setting forth the information required under Minnesota Statutes Section 322B.81, subdivision 1, and shall file the same with the Secretary of State.

                  c. Upon filing with the Minnesota Secretary of State of a notice of dissolution, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of termination has been issued by the Minnesota Secretary of State or until a decree terminating the Company has been entered by a court of competent jurisdiction.

         13.2 Interest of Terminated Member.

                  a. If dissolution is avoided pursuant to Section 13.1(a)(iii) then the Member whose interest has terminated shall lose all Governance Rights and will be considered merely an assignee of the Financial Rights owned before the termination of Membership.

                  b. If dissolution is avoided pursuant to Section 13.1(a)(iii), neither the Company nor the remaining Members shall be obligated to purchase the interest of the Member whose interest was terminated.

         13.3 Distributions on Liquidation. Upon dissolution of the Company, the business of the Company shall be wound up, the Board shall take full account of the Company assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Members in accordance with
Section 9, as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the assets at the time of the liquidation. Upon liquidation, the assets of the Company shall be applied and distributed in the following order of priority:

                  a. To the payment of all debts and liabilities of the Company, including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

                  b. To the establishment of any reserves deemed necessary by the Board or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

                  c. To the Members as provided in Section 10.2.b.(iii);

                  d. To the Members, ratably in proportion to the credit balances in their respective Capital Accounts, in an amount equal to the aggregate credit balances in the Capital Accounts after and including all allocations to the Members under Section 9, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 13.3) of the Company's assets;

                  e. To the Members in proportion to their Percentage Interests;

                  f. Notwithstanding anything contained herein to the contrary, any Member with a negative balance in its Capital Account shall have no obligation to pay to the Company any funds to eliminate the negative balance in its Capital Account.

                                   SECTION 14
                             AMENDMENT OF AGREEMENT

         No amendment, modification, or termination of this Agreement shall be valid or binding unless such amendment is in writing and signed by all Members. When circumstances occur requiring technical amendments to this Agreement to comply with applicable law or regulation, the Members agree to consent to such amendments unless such amendments would reduce the Interest of a Member in the Company, change the distributions or fees payable to a Member or increase the obligations of a Member. No amendment may be made that would have the effect of reducing to a percentage less than that required by law to consent to avoid dissolution.


                                   SECTION 15
                                  MISCELLANEOUS

         15.1 Governing Law. This Agreement and the rights of the Members hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Minnesota, without giving effect to choice of law principles thereof.

         15.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them, written or oral with respect to the subject matter hereof. This Agreement may not be modified or amended in any manner other than as set forth herein. Any warranties, representations and covenants contained in transfer documents or closing certifications with respect to the Project, however, shall survive the transfer of the Project and shall not be superseded or modified by this Agreement.

         15.3 Binding Effect. This Agreement will be binding upon and inure to the benefit of the Members, and their respective heirs, representatives, successors and permitted assigns.

         15.4 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         15.5 Partition. The Members agree that Company Property is not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights to maintain any action for partition of any Company Property.

         15.6 Multiple Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

         15.7 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         15.8 Third Party Beneficiaries. This Agreement is made solely and specifically among and for the benefit of the parties hereto, the Company, and their respective successors and assigns. As the context may indicate, the Company shall be a third party beneficiary of this Agreement, but no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         15.9 Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified in the Company's required records. Any Member or the Company may, at any time by giving five (5) days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

         15.10 Headings and Titles. Section headings and titles are for descriptive purposes and convenience of reference only and shall not control or alter the meaning of this Agreement as set forth in the text.

         15.11 Consent and Waiver. No consent under and no waiver of any provision of this Agreement on any one occasion shall constitute a consent under or waiver of any other provision on such occasion or on any other occasion, nor shall it constitute a consent under or waiver of the consented to or waived provision on any other occasion. No consent or wavier shall be enforceable unless it is in writing and signed by the party against whom such consent or wavier is sought to be enforced.

         15.12 Number and Gender. Wherever from the content is appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         IN WITNESS WHEREOF, the undersigned have executed this Member Control Agreement, in person or by their duly authorized representatives, as of the day and year first above written.

                                       TAYLOR INVESTMENT CORPORATION,
                                       a Minnesota corporation


                                       By:  /s/ Philip C. Taylor
                                           -------------------------------------
                                            Philip C. Taylor
                                       Its: President

                                       *,
                                       a Minnesota limited liability partnership


                                       By:
                                           -------------------------------------
                                           *
                                              Its:

                                       And

                                       By:
                                           -------------------------------------
                                           *
                                              Its:
                                                   -----------------------------

                                    EXHIBIT A

                                PRELIMINARY PLAT

                                    EXHIBIT B

                                LEGAL DESCRIPTION

That part of Section 3, Township 126 North, Range 34 West, Stearns County, Minnesota, described as follows:

Commencing at the "X" in the concrete driveway which marks the location of the Southwest corner of said Section 3 thence North 89 degrees 44 minutes 39 seconds East a distance of 523.94 feet along the South line of the Southwest Quarter of said Section 3 to its intersection with the East line of Main Street extended Southerly; thence North 00 degrees 59 minutes 50 seconds West along said Southerly extension of the East line of Main Street and the East line of Main Street 2291.36 feet to the point of beginning of the tract to be herein described; thence North 88 degrees 07 minutes 17 seconds East 210.02 feet; thence North 01 degree 08 minutes 50 seconds West 800.07 feet; thence North 88 degrees 07 minutes 17 seconds East 278.13 feet; thence North 00 degrees 59 minutes 50 seconds West 42.63 feet; thence North 74 degrees 41 minutes 17 seconds East 716.87 feet; thence North 82 degrees 16 minutes 42 seconds East
135.64 feet; thence North 15 degrees 09 minutes 13 seconds West 173.28 feet; thence North 74 degrees 50 minutes 47 seconds East 66.00 feet; thence South 15 degrees 09 minutes 13 seconds East 181.89 feet; thence North 82 degrees 16 minutes 42 seconds East 276.16 feet; thence North 68 degrees 11 minutes 30 seconds East 285.88 feet; thence south 85 degrees 01 minute 54 sections East
316.73 feet, more or less, to the Westerly line of the Southwest Quarter of the Northeast Quarter of said Section 3; thence South 00 degrees 10 minutes 36 seconds West along said Westerly line 836.34 feet, more or less, to the Southwest corner of said Southwest Quarter of the Northeast Quarter; thence North 89 degrees 40 minutes 04 seconds East along the Southlerly line of said Southwest Quarter of the Northeast; Quarter 1244.82 feet to the intersection with the Westerly right-of-way line of State Trunk Highway Number 71, as defined From found monuments; thence North 00 degrees 11 minutes 25 seconds East along said right-of-way line a distance of 533.06 feet; thence North 89 degrees 48 minutes 35 seconds West along said right-of-way line a distance of 20.00 feet; thence North 00 degrees 11 minutes 25 seconds East along said right-of-way line a distance of 530.00 feet; thence South 89 degrees 48 minutes 35 seconds East along said right-of-way line a distance of 20.00 feet; thence North 00 degrees 11 minutes 25 seconds East along said right-of-way line a distance of 88.78 feet; thence North 00 degrees 02 minutes 00 seconds East a distance of 78.28 feet; thence North 89 degrees 36 minutes 38 seconds East along said right-of-way line a distance of 20.00 feet; thence North 01 degree 21 minutes 24 seconds West a distance of 114.70 feet; thence along said right-of-way line on a curve concave to the West having a radius of 1782.60 feet, delta angle 11 degrees 22 minutes 40 seconds, chord of 353.41 feet, chord bearing of North 08 degrees 29 minutes 56 seconds West, for a distance of 353.99 feet; thence North 75 degrees 48 minutes 50 seconds East along said right-of-way line a distance of 40.00 feet; thence along said right-of-way line on a curve concave to the Southwest having a radius of 1822.60 feet, delta angle 07 degrees 28 minutes 44 seconds, chord of 237.74 feet, chord bearing of North 17 degrees 55 minutes 37 seconds West, for a distance of 237.90 feet; thence North 42 degrees 31 minutes 42 seconds West along said right-of-way line a distance of 303 feet, more or less, to the shoreline of Sauk Lake; thence Southwesterly along said shoreline of Sauk Lake a distance of 3540 feet, more or less, to the Easterly line of said Main Street; thence South 00 degrees 59 minutes 50 seconds

East along said Easterly line a distance of 213 feet, more or less to a found iron pipe monument on said Easterly line of Main Street; thence continuing South 00 degrees 59 minutes 50 seconds East along said Easterly line of Main Street a distance of 1054.61 feet to the point of beginning.

Subject to easements, restrictions, and reservations of record.